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                                                                    Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors


We consent to the use of our report dated April 19, 2000, with respect to the financial statements of YuniNetworks, Inc. included in the Registration Statement on Form S-4 and related prospectus of Applied Micro Circuits Corporation, incorporated by reference in the Current Report on Form 8-K/A of Applied Micro Circuits Corporation filed with the Securities and Exchange Commission.



                                                  /s/  Ernst & Young LLP


July 13, 2000
San Diego, California